                                                                     EXHIBIT 3.2

                          AMENDED AND RESTATED BY-LAWS

                                       OF

                              THE LEAP GROUP, INC.


                                   ARTICLE I
                                   ---------

                                    Offices
                                    -------

     Section 1.1. The registered office shall be in the City of Wilmington, County of New Castle, State of Delaware.

     Section 1.2. The Corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation may require.


                                   ARTICLE II
                                   ----------

                            Meetings of Stockholders
                            ------------------------

     Section 2.1. All meetings of the stockholders for the election of directors shall be held at such place within or without the State of Delaware as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting. Meetings of stockholders for any other purpose may be held at such time and place, within or without the State of Delaware, as shall be stated by the Board of Directors in its notice of the meeting.

     Section 2.2. Annual meetings of stockholders, at which stockholders shall elect directors as provided in the Corporation's Certificate of Incorporation and Section 2.4 of Article II of the by-laws and transact such other business as may properly be brought before the meeting in accordance with Section 2.5 of
Article II of the by-laws, shall be held on such business day within the 180-day period following the end of the Corporation's fiscal year as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting.

     Section 2.3. Except as otherwise required by law, written notice of the annual meeting stating the place, date and hour of the meeting shall be given to each stockholder entitled to vote at such meeting not fewer than 10 nor more than 60 days before the date of the meeting.

     Section 2.4. Only persons who are nominated in accordance with the following procedures shall be eligible to serve as directors. Nominations of persons for election to the Board of Directors of the Corporation at a meeting of stockholders may be made (i) by or at the direction of the Board of Directors, or (ii) by any stockholder of the Corporation entitled to vote for the election of directors at the meeting who complies with the notice procedures set forth in this Article II, Section 2.4. Such nominations, other than those made by or at the direction of the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary of the Corporation. To be timely, a stockholder's notice must be delivered to, or mailed and received by, the Secretary of the Corporation at the principal executive offices of the Corporation not less than 60 nor more than 90 days prior to the meeting; provided, however, that if the Corporation has not "publicly disclosed" (in the manner provided in the last sentence of this Article II, Section 2.4) the date of the meeting at least 70 days prior to the meeting date, notice may be timely made by a stockholder under this Section if received by the Secretary of the Corporation not later than the close of business on the tenth day following the day on which the Corporation publicly disclosed the meeting date. Such stockholder's notice shall set forth
(i) as to each person whom the stockholder proposes to nominate for election or re-election as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including such person's written consent to being named in the proxy statement as a nominee and to serving as director if elected); and (ii) as to the stockholder giving notice (A) the name and address, as they appear on the Corporation's books, of such stockholder and
(B) the class and number of shares of the Corporation which are beneficially owned by such stockholder. At the request of the Board of Directors any person nominated by the Board of Directors for election as a director shall furnish to the Secretary of the Corporation that information required to be set forth in a stockholder's notice of nomination which pertains to the nominee. No person shall be eligible to serve as a director of the Corporation unless nominated in accordance with the procedures set forth herein. The presiding officer shall, if the facts so warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by the by-laws, and if such officer should so determine, such officer shall so declare to the meeting and the defective nomination shall be disregarded. For purposes of these by-laws, "publicly disclosed" or "public disclosure" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or a comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission.

     Section 2.5. At an annual meeting of the stockholders, only such business shall be conducted as shall have been brought before the meeting (i) by or at the direction of the Board of Directors, or (ii) by any stockholder of the Corporation who complies with the notice procedures set forth in this Article II, Section 2.5, in the time herein provided. For business to be properly brought before an annual meeting by a stockholder, the stockholders must deliver written notice to, or mail such written notice so that it is received by, the Secretary of the Corporation, at the principal executive offices of the Corporation, not less than 60 nor more than 90 days prior to the first anniversary of the date of the Corporation's consent solicitation or proxy statement released to stockholders in connection with the previous year's election of directors or meeting of stockholders, except that if no annual meeting of stockholders or election by consent was held in the previous year or if the date of the annual meeting has been changed by more than 30 days from the previous year's meeting, a proposal shall be received by the Corporation within 10 days after the Corporation has "publicly disclosed" the date of the meeting in the manner provided in Article II, Section 2.4 above. The stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting (A) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (B) the name and address, as they appear on the Corporation's books, of the stockholder proposing such business, (C) the class and number of shares of the Corporation which are beneficially owned by the stockholder and (D) any material interest of the stockholder in such business. At an annual meeting, the presiding officer shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting and in accordance with the provisions of this Article, Section 2.5, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted. Whether or not the foregoing procedures are followed, no matter which is not a proper matter for stockholder consideration shall be brought before the meeting.

     Section 2.6. Special meetings of the stockholders may be called only by the Board of Directors. The business transacted at any special meeting of the stockholders shall be limited to the purposes stated in the notice for the meeting transmitted to stockholders.

     Section 2.7. Written notice of a special meeting stating the place, date and hour of the meeting and the purpose or purposes for which the meeting is called, shall be given not fewer than 10 nor more than 60 days before the date of the meeting, to each stockholder entitled to vote at such meeting.

     Section 2.8. In order that the Corporation may determine the stockholders entitled to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which shall not precede the date upon which the resolution fixing the record date is adopted, and which shall be
(i) not more than 60 nor less than 10 days before the date of a meeting, and
(ii) not more than 60 days prior to the other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for any adjourned meeting.

     Section 2.9. The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least 10 days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least 10 days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

     Section 2.10. The holders of a majority of the voting power of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the Certificate of Incorporation. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented; provided that if the adjournment is for more than 30 days, or if a new record date is fixed by the directors, a new notice shall be transmitted to the shareholders. At such adjourned meeting at which a quorum shall be present or represented any business may be transacted at the meeting as originally notified.

     Section 2.11. When a quorum is present at any meeting, the affirmative vote of the holders of a majority of the voting power of the stock, and cast affirmatively or negatively at the meeting, shall decide any question brought before such meeting, unless the question is one upon which by express provision of statute or of the Certificate of Incorporation, a different vote is required in which case such express provision shall govern and control the decision of such question; provided, however, all elections shall be determined by a plurality of the votes cast.

     Section 2.12. Unless otherwise provided in the Certificate of Incorporation, each stockholder shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of the capital stock having voting power held by such stockholder, but no proxy shall be voted on after three years from its date, unless the proxy provides for a longer period. At any meeting of the stockholders, every stockholder entitled to vote may vote in person or by proxy authorized by an instrument in writing or by a transmission permitted by law filed in accordance with the procedure established for the meeting. Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission created pursuant to this paragraph may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used; provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission. All voting, including on the election of directors but excepting where otherwise required by law, may be by a voice vote; provided, however, that upon demand therefor by a stockholder entitled to vote or by his or her proxy, a stock vote shall be taken. Every stock vote shall be taken by ballots, each of which shall state the name of the stockholder or proxy voting and such other information as may be required under the procedure established for the meeting. The Corporation may, and to the extent required by law shall, in advance of any meeting of stockholders, appoint one or more inspectors to act at the meeting and make a written report thereof. The Corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of stockholders, the person presiding at the meeting may, and to the extent required by law shall, appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his ability. Every vote taken by ballots shall be counted by an inspector or inspectors appointed by the chairman of the meeting.

     Section 2.13. The Chairman of the Board of Directors shall preside at all meetings of the stockholders. In the absence or inability to act of the chairman, the Vice Chairman, the President or an Executive Vice President (in that order) shall preside, and in their absence or inability to act another person designated by one of them shall preside. The Secretary of the Corporation shall act as Secretary of each meeting of the stockholders. In the event of his absence or inability to act, the chairman of the meeting shall appoint a person who need not be a stockholder to act as Secretary of the meeting.

     Section 2.14. Meetings of the stockholders shall be conducted in a fair manner but need not be governed by any prescribed rules of order. The presiding officer's rulings on procedural matters shall be final. The presiding officer is authorized to impose reasonable time limits on the remarks of individual stockholders and may take such steps as such officer may deem necessary or appropriate to assure that the business of the meeting is conducted in a fair and orderly manner.


                                  ARTICLE III
                                  -----------

                                   Directors
                                   ---------

     Section 3.1. The business and affairs of the Corporation shall be under the direction of or managed by a board comprised of directors who need not be residents of the State of Delaware or stockholders of the Corporation. The number of directors shall be determined in the manner provided in the Certificate of Incorporation of the Corporation.

     Section 3.2. Directors shall be elected by class for three year or other terms as specified in the Certificate of Incorporation, and each director elected shall hold office during the term for which he or she is elected and until his or her successor is elected and qualified, subject, however, to his or her prior death, resignation, retirement or removal from office.

     Section 3.3. Any vacancies occurring in the Board of Directors and newly created directorships shall be filled as provided in the Certificate of Incorporation of the Corporation.

                       Meetings of the Board of Directors
                       ----------------------------------

     Section 3.4. The Board of Directors of the Corporation may hold meetings, both regular and special, either within or without the State of Delaware. Members of the Board of Directors may participate in any such meeting by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation by such means shall constitute presence in person at such meeting.

     Section 3.5. The first meeting of each newly elected Board of Directors shall be held immediately following the adjournment of the annual meeting of the stockholders at the same place as such annual meeting and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a quorum shall be present. In the event such meeting is not held at such time and place, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors, or as shall be specified in a written waiver signed by all of the directors.

     Section 3.6. Regular meetings of the Board of Directors may be held without notice at such time and at such place as shall from time to time be determined by the board.

     Section 3.7. Special meetings of the Board of Directors may be called by the chairman or President on at least one days' notice to each director, either personally, or by courier, telephone, telefax, mail or telegram. Special meetings shall be called by the chairman or President in like manner and on like notice at the written request of one-half or more of the directors comprising the board stating the purpose or purposes for which such meeting is requested. Notice of any meeting of the Board of Directors for which a notice is required may be waived in writing signed by the person or persons entitled to such notice, whether before or after the time of such meeting, and such waiver shall be equivalent to the giving of such notice. Attendance of a director at any such meeting shall constitute a waiver of notice thereof, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because such meeting is not lawfully convened. Neither the business to be transacted at nor the purpose of any meeting of the Board of Directors for which a notice is required need be specified in the notice, or waiver of notice, of such meeting. The chairman shall preside at all meetings of the Board of Directors. In the absence or inability to act of the chairman, the vice chairman, the President or an Executive Vice President (in that order) shall preside, and in their absence or inability to act another director designated by one of them shall preside.

     Section 3.8. At all meetings of the Board of Directors, a majority of the then duly elected directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute or by the Certificate of Incorporation. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

     Section 3.9. Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting, if all members of the board consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the board or committee.

                            Committees of Directors
                            -----------------------

     Section 3.10. The Board of Directors may, by resolution passed by a majority of the whole board, designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he, she or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the Certificate of Incorporation (except that a committee may, to the extent authorized in the resolution or resolutions providing for the issuance of shares of stock adopted by the Board of Directors as provided in subsection (a) of Section 151 of the Delaware General Corporation Law, fix the designations and any of the preferences or rights of such shares relating to dividends, redemption, dissolution, any distribution of assets of the

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Corporation or the conversion into, or the exchange of such shares for, shares of any other class or classes or any other series of the same or any other class or classes of stock of the Corporation or fix the number of shares of any series of stock or authorize the increase or decrease of the number of shares of any series), and if the resolution which designates the committee or a supplemental resolution of the Board of Directors shall so provide, such committee shall have the power and authority to adopt a certificate of ownership and merger pursuant to Section 253 of the Delaware General Corporation Law or to declare a dividend or to authorize the issuance of stock. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors.

     Section 3.11. Each committee shall keep regular minutes of its meetings and shall file such minutes and all written consents executed by its members with the Secretary of the Corporation. Each committee may determine the procedural rules for meeting and conducting its business and shall act in accordance therewith, except as otherwise provided herein or required by law. Adequate provision shall be made for notice to members of all meetings; one-third of the members shall constitute a quorum unless the committee shall consist of one or two members, in which event one member shall constitute a quorum; and all matters shall be determined by a majority vote of the members present. Action may be taken by any committee without a meeting if all members thereof consent thereto in writing, and the writing or writings are filed with the minutes of the proceedings of such committee. Members of any committee of the Board of Directors may participate in any such meeting by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation by such means shall constitute presence in person at such meeting.

                           Compensation of Directors
                           -------------------------

     Section 3.12. In the discretion of the Board of Directors, the directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.


                                   ARTICLE IV
                                   ----------

                                    Notices
                                    -------

     Section 4.1. Whenever, under applicable law or the Certificate of Incorporation or these by-laws, notice is required to be given to any director or stockholder, unless otherwise provided in the Certificate of Incorporation or these by-laws, such notice may be given in writing, by courier or mail, addressed to such director or stockholder, at his or her address as it appears on the records of the Corporation, with freight or postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall have been deposited with such courier or in the United States mail.

     Section 4.2. Whenever any notice is required to be given under applicable law or the provisions of the Certificate of Incorporation or these by-laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.


                                   ARTICLE V
                                   ---------

                                    Officers
                                    --------

     Section 5.1. Officers. The officers of the Corporation shall be a Chairman of the Board, a Vice Chairman of the Board, a President, a Chief Executive Officer, a Chief Operating Officer, one or more Executive Vice Presidents, a Chief Financial Officer, a Treasurer, and a Secretary, all of whom shall be elected by the Board of Directors. Any two or more offices, except those of the President and Secretary or President and Chief Financial Officer, may be held by the same person. Nothing herein contained shall be construed to require that a vacancy in an office or offices of the Corporation must be filled, and in the event any office or offices of the Corporation are not filled, by annual election or otherwise, the Corporation shall not be considered dissolved therefor.

     The Board of Directors may elect one or more Vice Presidents, Assistant Officers or other Officers who shall perform such duties from time to time as may be assigned to them by the Executive Officer, the Chief Operating Officer or the Board of Directors.

     Subject to Section 5.13 of this Article, each officer or assistant officer elected by the Board of Directors shall hold office until the first meeting of the Board of Directors after the annual meeting of stockholders next following his or her election and until his or her successor shall be chosen and qualified or until his or her death or until he or she shall resign or shall have been removed in the manner hereinafter provided.

     Section 5.2. The Chairman of the Board. The Chairman of the Board shall be a director. He or she shall, when present, preside as Chairman at all meetings of the stockholders and of the Board of Directors. He or she may call meetings of the Board of Directors whenever he or she deems it advisable. In the absence or incapacity of the President to act, the Chairman of the Board shall perform all duties and functions and exercise all the powers of the President. Unless otherwise provided by the Board of Directors, he or she may execute and deliver bonds, notes, contract agreements or other obligations or instruments in the name of the Corporation. The Chairman of the Board shall have such powers and perform such other duties as from time to time may be assigned to him or her by the Board of Directors.

     Section 5.3. Vice Chairman of the Board. In the absence or incapacity of the Chief Executive Officer, if the Chairman of the Board has been designated Chief Executive Officer, the Vice Chairman of the Board shall perform the duties of the Chief Executive Officer, and when so acting shall have all the powers of and be subject to all the restrictions upon the Chief Executive Officer. At all other times, the Vice Chairman of the Board shall perform such duties and have such powers as the Chief Executive Officer or Board of Directors may from time to time prescribe.

     Section 5.4. The President. The President shall keep the Chairman of the Board fully informed concerning the business of the Corporation under his supervision. In the absence or incapacity of the Chairman of the Board and the Vice Chairman of the Board, if the Chairman of the Board has been designated Chief Executive Officer, the President shall perform the duties of the Chief Executive Officer, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Chief Executive Officer. The President shall have concurrent power with the Chief Executive Officer to execute and deliver bonds, notes, contracts, agreements or other obligations or instruments in the name of the Corporation. The President shall have such other powers and duties from time to time assigned to him or her by the Board of Directors.

     Section 5.5. The Chief Executive Officer. The Chief Executive Officer shall have general direction over the affairs of the Corporation and establish all major policies, subject to the control and direction for the Board of Directors. Upon consultation with the Chief Operating Officer, he or she shall authorize all capital and other major expenditures, and major contracts of the Corporation, and shall keep the Chief Operating Officer fully informed respecting the same. He or she shall consult with, advise and instruct the Chief Operating Officer in the latter's management, administration and operation of the Corporation. In the absence or incapacity of the Chief Operating Officer (or if no Chief Operating officer is elected, such functions shall be the Chief Executive Officer's responsibility), he or she shall exercise all of the powers of and perform all of the duties of the Chief Operating Officer. He or she shall have such further and other powers and duties as shall be prescribed by the Board of Directors.

     Section 5.6. The Chief Operating Officer. The Chief Operating Officer shall have general charge, control and supervision over the administration and operations of the Corporation, and shall consult with and keep the Chief Executive Officer fully informed respecting the same. In the absence or incapacity of the Chief Executive Officer, the Chief Operating Officer shall exercise all the powers of and perform all the duties of the Chief Executive Officer. He or she shall see that all resolutions of the Board of Directors and all orders of the Chief Executive Officer are carried into effect. With the consent and approval of the Chief Executive Officer, he or she shall appoint and is in charge of all executives (other than the officers and assistant officers required by these by-laws to be elected or appointed by the Board of Directors) of the Corporation. He or she may sign, singly or with the Secretary or any other proper officer of the Corporation thereunto authorized by the Board of Directors, any deeds, mortgages, bonds, contracts or other instruments which the Board of Directors or the Chief Executive Officer has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these by-laws to some other officer or agent of the Corporation as shall be required by law to be otherwise signed or executed. He or she shall have such further and other powers and duties as shall be prescribed by the Board of Directors.

     Section 5.7. The Executive Vice Presidents. In the absence or incapacity of the Chairman of the Board, Vice Chairman of the Board and of the President, then an Executive Vice President designated by the Chairman of the Board or by the Board of Directors shall perform all the duties and functions and exercise all powers of the Chairman of the Board, the Vice Chairman of the Board and of the President.

     In the absence or incapacity of the Chief Executive Officer and the Chief Operating Officer, then an Executive Vice President designated by the Chief Executive Officer or by the Board of Directors shall perform all duties and functions and exercise all power of the Chief Executive Officer and of the Chief Operating Officer. Each Executive Vice President shall have such other powers as in these by-laws are prescribed for other Vice Presidents of the Corporation and shall exercise such other powers and perform such other duties as from time to time may be assigned to him or her by the Board of Directors or may be delegated to him by the Chairman of the Board or the President.

     Section 5.8. Vice Presidents. In the absence or incapacity of the Chairman of the Board, the Vice Chairman of the Board, the President, and the Executive Vice Presidents, a Vice President designated by the Chairman of the Board or by the Board of Directors shall perform all duties of the Chairman of the Board and of the President. In the absence or incapacity of the Chairman of the Board, the Vice Chairman of the Board, the President, and the Executive Vice Presidents, a Vice President designated by the Chief Executive Officer or by the Board of Directors shall perform all duties and functions and exercise all powers of the Chief Executive Officer and of the Chief Operating Officer. Each Vice President shall have such other powers and shall perform such other duties as from time to time may be assigned to him or her by the Chief Executive Officer, the Chief Operating Officer or by the Board of Directors.

     Section 5.9. Chief Financial Officer. The Chief Financial Officer shall be the principal financial officer of the Corporation. The Chief Financial Officer shall: (a) keep a register of the post office address of each stockholder, (b) have a general charge of the stock transfer books of the Corporation, and (c) perform such other duties as may be assigned to him or her from time to time by the Board of Directors, Chairman of the Board, Vice Chairman of the Board, President, Chief Executive Officer, or Chief Operating Officer.

     Section 5.10. The Treasurer. Under the direction of the Chief Financial Officer, the Treasurer shall in general perform all the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him or her by the Chief Executive Officer, the Chief Operating Officer, the Chief Financial Officer, or by the Board of Directors. In the absence or incapacity of the Chief Financial Officer, the Treasurer shall perform the powers and duties of the Chief Financial Officer. If required by the Board of Directors, the Treasurer shall give bond for the faithful discharge of his or her duties in such sum and with such surety or sureties as the Board of Directors shall determine.

     Section 5.11. The Secretary. The Secretary shall: (a) if he or she is present, act as Secretary of all meetings for the stockholders and of the directors, and, if he or she is not present, the officer presiding at any such meeting shall appoint a Secretary for the meeting; (b) keep the minutes of all meetings of stockholders and of the Board of Directors in one or more books provided for that purpose; (c) see that all notices are duly given in accordance with the provisions of these by-laws or as required by Delaware law; (d) be custodian of the corporate records and of the seal of the Corporation and see that the seal of the Corporation is affixed to all documents, the execution of which on behalf of the Corporation under its seal is duly authorized in accordance with the provisions of these by-laws; and (e) in general perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him or her by the Chief Executive Officer, the Chief Operating Officer or by the Board of Directors.

     Section 5.12. Salaries. The salaries or other compensation of the officers shall be fixed from time to time by the Board of Directors, and no officer shall be prevented from receiving such salary or other compensation by reason of the fact that he or she is also a director of the Corporation.

     Section 5.13. Removal of Officers. Any officer may be removed, either with or without cause, by the vote of a majority of the directors then in office at any meeting of the Board of Directors.

     Section 5.14. Filling of Vacancies. If a vacancy shall exist in the office of any officer or assistant officer of the Corporation, the Board of Directors may elect any person to fill such vacancy, such person to hold office as provided in Section 5.1 of this Article.


                                   ARTICLE VI
                                   ----------

                             Certificates of Stock
                             ---------------------

     Section 6.1. Every holder of stock in the Corporation shall be entitled to have a certificate, signed by, or in the name of the Corporation by (a) the President or Chief Executive Officer, and (b) the Chief Financial Officer, Treasurer, the Secretary or an Assistant Secretary of the Corporation; certifying the number of shares owned in the Corporation. If the Corporation shall be authorized to issue more than one class of stock or more than one series of any class, the designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock; provided that, except as otherwise provided in Section 202 of the General Corporation Law of Delaware, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock, a statement that the Corporation will furnish without charge to each stockholder who so requests the designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

     Section 6.2. Where a certificate is countersigned (1) by a transfer agent other than the Corporation or its employee, or (2) by a registrar other than the Corporation or its employee, any other signatures on the certificate may be facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he or she were such officer, transfer agent or registrar at the date of issue.

     Section 6.3. Subject to the foregoing, certificates for stock of the Corporation shall be in form as the Board of Directors may from time to time prescribe.

                               Lost Certificates
                               -----------------

     Section 6.4. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his or her legal representative, to advertise the same in such manner as it shall require and/or give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation or its transfer agent or registrar with respect to the certificate alleged to have been lost, stolen or destroyed.

                               Transfers of Stock
                               ------------------

     Section 6.5. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

                            Registered Stockholders
                            -----------------------

     Section 6.6. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends and to vote as such owner and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.


                                  ARTICLE VII
                                  -----------

                             Conflict of Interests
                             ---------------------

     Section 7.1. No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other Corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the board of committee thereof which authorizes the contract or transaction, or solely because his, her or their votes are counted for such purpose, if:

     (1) The material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the board or committee in good faith authorizes the contract or transaction by the affirmative vote of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or

     (2) The material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or

     (3) The contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified, by the Board of Directors, a committee thereof, or the stockholders.

     Section 7.2. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.


                                  ARTICLE VIII
                                  ------------

                               General Provisions
                               ------------------

                                   Dividends
                                   ---------

     Section 8.1. Dividends upon the capital stock of the Corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock or rights to acquire same, subject to the provisions of the Certificate of Incorporation.

     Section 8.2. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the directors shall think conducive to the interest of the Corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

                                     Checks
                                     ------

     Section 8.3. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

                                 Fiscal Year
                                 -----------

          Section 8.4. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

                                      Seal
                                      ----

          Section 8.5. The corporate seal shall have inscribed thereon the name of the Corporation and the words "Corporate Seal, Delaware." The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.


                                   ARTICLE IX
                                   ----------

                                   Amendments
                                   ----------

          These by-laws may be altered, amended, or repealed or new by-laws may be adopted only in the manner provided in the Corporation's Certificate of Incorporation.